Exhibit 99.1

CONTACT:	MARK J. GRESCOVICH,
PRESIDENT & CEO
LLOYD W. BAKER, CFO
(509) 527-3636

NEWS RELEASE

Banner Corporation Reports Third Quarter Net Income of $25.1 Million, or $0.76 per Diluted Share;
Highlighted by Strong Loan and Core Deposit Growth

Walla Walla, WA - October 25, 2017 - Banner Corporation (NASDAQ GSM: BANR), the parent company of Banner Bank and Islanders Bank, today reported that year-over-year revenue growth contributed to solid third quarter and year-to-date 2017 operating results. Net income in the third quarter of 2017 was $25.1 million, or $0.76 per diluted share, compared to $25.5 million, or $0.77 per diluted share, in the preceding quarter and increased 5% compared to $23.9 million, or $0.70 per diluted share, in the third quarter a year ago. There were no acquisition-related expenses in the third quarter of 2017 or the preceding quarter. In the third quarter a year ago, acquisition-related expenses totaled $1.7 million. In the first nine months of 2017, net income increased 19% to $74.3 million, or $2.25 per diluted share, compared to $62.6 million, or $1.83 per diluted share, in the first nine months of 2016. There were no acquisition-related costs in the first nine months of 2017, compared to $10.9 million in acquisition-related expenses in the first nine months of 2016.
“Our third quarter financial results were highlighted by strong loan and core deposit growth and solid net interest income reflecting earning asset expansion and our strong net interest margin,” stated Mark J. Grescovich, President and Chief Executive Officer. “While we experienced a significant decrease in accretion income on loans acquired in merger transactions compared to recent quarters, strong business activity resulted in both loan and core deposit growth for the quarter and year to date, generating meaningful increases in contractual net interest income and deposit fees. Earlier this year we crossed the threshold of $10.0 billion in total assets, incurring increased expenses related to enhanced infrastructure and regulatory compliance costs. Although increasing regulatory costs are a significant headwind, we are continuing to successfully execute our strategies to deliver revenue growth, sustainable profitability and increasing value to our shareholders while still maintaining our moderate risk profile.”
At September 30, 2017, Banner Corporation had $10.44 billion in assets, $7.77 billion in net loans and $8.54 billion in deposits. Banner operates 178 branch offices located in eight of the top 20 largest western Metropolitan Statistical Areas by population.
Third Quarter 2017 Highlights

•	Net income was $25.1 million, compared to $25.5 million in the preceding quarter and increased 5% compared to $23.9 million in the third quarter of 2016.

•	Return on average assets was 0.97% in the current quarter, compared to 1.01% in the preceding quarter and 0.96% in the same quarter a year ago.

•	Revenues from core operations* were $120.8 million, compared to $122.9 million in the preceding quarter, and increased 3% compared to $117.5 million in the third quarter a year ago.

•	Net interest margin was 4.22% for the current quarter, compared to 4.33% in the preceding quarter and 4.15% in the third quarter a year ago.

•	Deposit fees and other service charges were $13.3 million, compared to $13.2 million in the preceding quarter and a 3% increase compared to $12.9 million in the third quarter a year ago.

•	Provision for loan losses was $2.0 million, increasing the allowance for loan losses to $89.1 million or 1.15% of total loans.

•	Net loans receivable increased 3% to $7.69 billion at September 30, 2017, compared to $7.46 billion at June 30, 2017, and increased 5% compared to $7.31 billion a year ago.

•	Core deposits increased 2% during the current quarter and increased 6% compared to September 30, 2016.

•	Core deposits represented 87% of total deposits at September 30, 2017.

•	Quarterly dividends to shareholders were $0.25 per share. In addition, Banner paid a special dividend of $1.00 per share on July 18, 2017.

•	Common shareholders' tangible equity per share* was $31.79 at September 30, 2017, compared to $31.21 at the preceding quarter end and $31.14 a year ago.

•	The ratio of tangible common shareholders' equity to tangible assets* remained strong at 10.39% at September 30, 2017, compared to 10.46% at the preceding quarter end and 11.03% a year ago.

*Revenues from core operations and non-interest income from core operations (both of which exclude fair value adjustments and gains and losses on the sale of securities), and references to tangible common shareholders' equity per share and the ratio of tangible common equity to tangible assets (both of which exclude goodwill and other intangible assets, net) represent non-GAAP (Generally Accepted Accounting Principles) financial measures. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner's core operations reflected in the current quarter's results and facilitate the comparison of our performance with

BANR - Third Quarter 2017 Results
October 25, 2017

the performance of our peers. Where applicable, comparable earnings information using GAAP financial measures is also presented. See also Non-GAAP Financial Measures reconciliation tables on the last two pages of this press release.
Income Statement Review
Banner’s third quarter net interest income, before the provision for loan losses, increased modestly to $100.2 million, compared to $99.7 million in the preceding quarter and increased 7% compared to $93.7 million in the third quarter a year ago. In the first nine months of 2017, net interest income, before the provision for loan losses, increased 6% to $294.8 million compared to $277.9 million in the first nine months of 2016.
“Our net interest margin decreased compared to the preceding quarter, largely reflecting decreased purchased loan discount accretion,” said Grescovich. Banner's net interest margin was 4.22% for the third quarter of 2017, compared to 4.33% in the preceding quarter and reflected a seven basis point improvement compared to 4.15% in the third quarter a year ago. Acquisition accounting adjustments, principally loan discount accretion, added 10 basis points to the net interest margin in the current quarter compared to 15 basis points in the preceding quarter and 11 basis points in the third quarter a year ago. In the first nine months of 2017, Banner’s net interest margin improved 11 basis points to 4.27% compared to 4.16% in the first nine months of 2016. Purchase accounting adjustments added 12 basis points to the net interest margin for the first nine months of 2017 compared to 14 basis points for the first nine months of 2016. The total purchase discount for acquired loans was $23.4 million at September 30, 2017, down from $25.8 million at June 30, 2017 and $34.9 million a year ago due to discount accretion.
Average interest-earning asset yields decreased ten basis points to 4.43% compared to 4.53% for the preceding quarter and increased nine basis points compared to 4.34% in the third quarter a year ago. Average loan yields decreased ten basis points to 4.88% compared to the preceding quarter and increased ten basis points from the third quarter a year ago. Loan discount accretion added 12 basis points to loan yields in the third quarter, compared to 18 basis points in the preceding quarter and 15 basis points in the third quarter a year ago. Deposit costs were 0.15% in the third quarter, the same as in the preceding quarter and a one basis point increase compared to the third quarter a year ago. The total cost of funds increased one basis point to 0.23% during the third quarter compared to 0.22% for the preceding quarter and 0.19% for the third quarter a year ago.
“While our asset quality metrics remain strong, we modestly increased the loan loss allowance during the quarter and expect to continue adding to the allowance as we strive to maintain solid reserves and a moderate risk profile,” said Grescovich. Largely as a result of the addition of new loans and the renewal of acquired loans out of the discounted loan portfolio as well as net charge-offs, Banner recorded a $2.0 million provision for loan losses during the third quarter, the same as in the preceding quarter and the year ago quarter.
Deposit fees and other service charges were $13.3 million in the third quarter, a modest increase compared to $13.2 million in the preceding quarter and a 3% increase compared to $12.9 million in the third quarter a year ago.
Banner’s mortgage banking revenues, including gains on one- to four-family and multifamily loan sales and loan servicing fees, decreased to $4.5 million in the third quarter compared to $6.8 million in the preceding quarter and $8.1 million in the third quarter of 2016. Sales of one- to four-family loans in the current quarter resulted in gains of $3.7 million compared to $4.4 million in the preceding quarter. The decrease was due to a decline in spreads on one- to four-family loan originations and sales during the quarter. Home purchase activity accounted for 77% of third quarter one- to four-family mortgage loan originations. Sales of multifamily loans in the current quarter resulted in gains of $268,000, while sales of multifamily loans generated $1.8 million of gains in the preceding quarter. The decline in multifamily gain on sale income was due to a combination of declining market spreads on sold loans in the current quarter and the transition to hedge accounting in previous quarter.
Third quarter 2017 results included a $493,000 net loss for fair value adjustments as a result of changes in the valuation of financial instruments carried at fair value that was partially offset by a $270,000 net gain on the sale of securities. In the preceding quarter, results included a $650,000 net loss for fair value adjustments and a $54,000 net loss on the sale of securities. In the third quarter a year ago, results included a $1.1 million net loss for fair value adjustments that was partially offset by an $891,000 net gain on the sale of securities.
Total revenues decreased slightly to $120.5 million for the third quarter of 2017, compared to $122.2 million in the preceding quarter but increased 3% compared to $117.2 million in the third quarter a year ago. In the first nine months of 2017, total revenues increased 5% to $358.4 million, compared to $341.9 million in the first nine months of 2016. Revenues from core operations* (revenues excluding gains and losses on the sale of securities and net change in valuation of financial instruments) decreased to $120.8 million in the third quarter of 2017, compared to $122.9 million in the preceding quarter, but increased 3% compared to $117.5 million in the third quarter of 2016. In the first nine months of 2017, revenues from core operations* increased 5% to $360.0 million, compared to $342.8 million in the first nine months of 2016.
Total non-interest income, which includes the changes in the valuation of financial instruments carried at fair value and gains and losses on the sale of securities, was $20.3 million in the third quarter of 2017, compared to $22.5 million in the second quarter of 2017 and $23.5 million in the third quarter a year ago. In the first nine months of 2017, total non-interest income was $63.7 million compared to $64.0 million in the first nine months of 2016. Non-interest income from core operations,* which excludes gains and losses on sale of securities and net changes in the valuation of financial instruments, was $20.6 million in the third quarter of 2017, compared to $23.2 million for the second quarter of 2017 and $23.7 million in the third quarter a year ago. In the first nine months of 2017, non-interest income from core operations* was $65.3 million, compared to $64.9 million in the first nine months of 2016.
Banner’s total non-interest expenses were $82.6 million in the third quarter of 2017, compared to $81.9 million in the preceding quarter and $79.1 million in the third quarter of 2016. The current and preceding quarter's non-interest expenses included increased salary and employee benefits and elevated costs for professional services as compared to the third quarter a year ago largely due to enhanced regulatory requirements attributable to compliance and risk management infrastructure build-out as a result of crossing the $10 billion asset threshold. There were no acquisition-related expenses in the current quarter or in the preceding quarter, compared to $1.7 million in the third quarter a year ago. In the first nine months of 2017, non-interest expense was $242.6 million compared to $243.0 million in the first nine months of 2016. The first nine months of 2016 included $10.9 million of acquisition-related expenses. There were no acquisition-related expenses in the first nine months of 2017.

BANR - Third Quarter 2017 Results
October 25, 2017

For the third quarter of 2017, Banner recorded $10.9 million in state and federal income tax expense for an effective tax rate of 30.3%, which reflects normal statutory tax rates reduced by the effect of tax-exempt income, certain tax credits and a $1.3 million annual return to provision adjustment related to filing our federal and state income tax returns.
Balance Sheet Review
Banner’s total assets increased to $10.44 billion at September 30, 2017, from $10.20 billion at June 30, 2017 and $9.84 billion a year ago. The total of securities and interest-bearing deposits held at other banks was $1.68 billion at September 30, 2017, compared to $1.66 billion at June 30, 2017 and $1.16 billion at December 31, 2016. The increase in the securities portfolio during the year reflects Banner's leveraging strategy as it crossed the $10 billion in assets threshold in 2017. In the third and fourth quarters of 2016, Banner reduced its holdings of securities and use of wholesale funding to ensure that it remained below $10 billion in total assets at December 31, 2016. The average effective duration of Banner's securities portfolio was approximately 3.6 years at September 30, 2017, compared to 3.8 years at December 31, 2016 and 2.9 years at September 30, 2016.
“Net loans increased $222.4 million during the quarter and increased 5% year over year, with solid production in targeted loan types, including commercial business, commercial real estate, construction and development loans, residential real estate and consumer loans,” said Grescovich. “We see significant potential for growth in our loan origination pipelines due to the robust economic activity in the markets that we serve, particularly in the Pacific Northwest.”
Net loans receivable increased 3% to $7.69 billion at September 30, 2017, compared to $7.46 billion at June 30, 2017, and increased 5% compared to $7.31 billion a year ago. Commercial real estate and multifamily real estate loans increased slightly to $3.67 billion at September 30, 2017, compared to $3.62 billion at June 30, 2017, and increased 4% compared to $3.53 billion a year ago. Commercial business loans increased 2% to $1.31 billion at September 30, 2017, compared to $1.29 billion three months earlier and increased 10% compared to $1.19 billion a year ago. Agricultural business loans declined to $339.9 million at September 30, 2017, compared to $344.4 million three months earlier and $383.3 million a year ago. Total construction, land and land development loans increased 8% to $878.4 million at September 30, 2017, compared to $811.5 million at June 30, 2017, and increased 10% compared to $797.3 million a year earlier. Consumer loans increased to $701.2 million at September 30, 2017, compared to $687.8 million at June 30, 2017, and increased 7% compared to $657.2 million a year ago largely as a result of a successful second quarter campaign to generate additional home equity lines of credit. One- to four-family loans increased $69.5 million during the quarter to $869.6 million as a result of an increase in the amount of loans originated for the portfolio compared to loans sold in the secondary market.
Loans held for sale increased to $71.9 million at September 30, 2017, compared to $66.2 million at June 30, 2017, but decreased compared to $123.1 million at September 30, 2016. The volume of residential mortgage loans sold was $141.0 million in the current quarter compared to $131.0 million in the preceding quarter. Banner sold $86.0 million of multifamily loans during the quarter ended September 30, 2017 and $114.8 million during the preceding quarter. Loans held for sale at September 30, 2017 included $47.0 million of multifamily loans and $24.9 million of one- to four-family loans.
Total deposits were $8.54 billion at September 30, 2017, a modest increase compared to $8.48 billion at June 30, 2017, and a 5% increase compared to $8.11 billion a year ago, as strong core deposit growth was partially offset by continuing declines in certificates of deposit. Non-interest-bearing account balances were $3.38 billion at September 30, 2017, compared to $3.25 billion at June 30, 2017 and increased 6% compared to $3.19 billion a year ago. Interest-bearing transaction and savings accounts were $4.06 billion at September 30, 2017, compared to $4.02 billion at June 30, 2017 and increased 7% compared to $3.80 billion a year ago. Certificates of deposit were $1.10 billion at September 30, 2017, compared to $1.21 billion at June 30, 2017 and $1.12 billion a year earlier. Brokered deposits totaled $171.7 million at September 30, 2017, compared to $250.0 million at June 30, 2017 and $60.3 million a year ago. The increase in brokered deposits compared to a year ago provided funding for the purchase of investment securities in connection with Banner's leveraging strategy subsequent to December 31, 2016.
Core deposits (non-interest bearing and interest-bearing transaction and savings accounts) increased 2% during the current quarter and increased 6% compared to September 30, 2016, reflecting additional account growth as well as increased balances from existing clients. Core deposits represented 87% of total deposits September 30, 2017 compared to 86% of total deposits both at June 30, 2017 and a year earlier. The average cost of deposits was 0.15% for the quarter ended September 30, 2017, the same as in the preceding quarter and a one basis point increase compared to the quarter ended September 30, 2016.
At September 30, 2017, total common shareholders' equity was $1.33 billion, or $39.90 per share, compared to $1.31 billion at June 30, 2017 and $1.33 billion a year ago. At September 30, 2017, tangible common shareholders' equity*, which excludes goodwill and other intangible assets, was $1.06 billion, or 10.39% of tangible assets*, compared to $1.04 billion, or 10.46% of tangible assets, at June 30, 2017 and $1.05 billion, or 11.03% of tangible assets, a year ago. Banner's tangible book value per share* increased to $31.79 at September 30, 2017, compared to $31.14 per share a year ago.
Banner Corporation and its subsidiary banks continue to maintain capital levels in excess of the requirements to be categorized as “well-capitalized” under the Basel III and Dodd Frank regulatory standards. At September 30, 2017, Banner Corporation's common equity Tier 1 capital ratio was 11.16%, its Tier 1 leverage capital to average assets ratio was 11.49%, and its total capital to risk-weighted assets ratio was13.52%.
Credit Quality
The allowance for loan losses was $89.1 million at September 30, 2017, or 1.15% of total loans outstanding and 296% of non-performing loans compared to $84.2 million at September 30, 2016, or 1.14% of total loans outstanding and 309% of non-performing loans. Banner had net charge-offs of $1.5 million in the third quarter compared to net recoveries of $59,000 in the preceding quarter and net recoveries of $902,000 in the third quarter a year ago. Primarily as a result of the addition of new loans and the renewal of acquired loans out of the discounted loan portfolio, as well as the net charge offs, Banner recorded a $2.0 million provision for loan losses in the current quarter which was the same amount as recorded in the prior quarter and in the year ago quarter. Non-performing loans were $30.1 million at September 30, 2017, compared to $21.9 million at June 30, 2017 and $27.3 million a year ago. Real estate owned and other repossessed assets were $1.6 million at September 30, 2017, compared to $2.6 million at June 30, 2017 and $4.9 million a year ago.

BANR - Third Quarter 2017 Results
October 25, 2017

In accordance with acquisition accounting, loans acquired from AmericanWest Bank and Siuslaw Bank in 2015 were recorded at their estimated fair value, which resulted in a net discount to the loans’ contractual amounts, a portion of which reflects a discount for possible credit losses. Credit discounts are included in the determination of fair value, and as a result, no allowance for loan and lease losses is recorded for acquired loans at the acquisition date. Although the discount recorded on the acquired loans is not reflected in the allowance for loan losses or related allowance coverage ratios, we believe it should be considered when comparing the current ratios to similar ratios in periods prior to the acquisitions of AmericanWest Bank and Siuslaw Bank.
Banner's non-performing assets were $31.7 million, or 0.30% of total assets, at September 30, 2017, compared to $24.5 million, or 0.24% of total assets, at June 30, 2017 and $32.2 million, or 0.33% of total assets, a year ago. In addition to non-performing assets, purchased credit-impaired loans decreased to $23.2 million at September 30, 2017, compared to $26.3 million at June 30, 2017 and $38.7 million a year ago.
Subsequent Event
On October 6, 2017, Banner Bank completed the sale of its seven branches and related assets and liabilities in Utah to People’s Intermountain Bank, a banking subsidiary of People’s Utah Bancorp (NASDAQ: PUB). Under the terms of the purchase and assumption agreement, the sale included approximately $255 million in loans and $160 million in deposits. The deposit premium is estimated to be approximately $13.8 million based on average deposits at closing.

Conference Call
Banner will host a conference call on Thursday, October 26, 2017, at 8:00 a.m. PDT, to discuss its third quarter results. To listen to the call on-line, go to www.bannerbank.com. Investment professionals are invited to dial (866) 235-9915 to participate in the call. A replay will be available for one week at (877) 344-7529 using access code 10112453, or at www.bannerbank.com.
About the Company
Banner Corporation is a $10.4 billion bank holding company operating two commercial banks in four Western states through a network of branches offering a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.
Forward-Looking Statements
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made and based only on information then actually known to Banner.  Banner does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements and could negatively affect Banner's operating and stock price performance.
Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans originated and loans acquired from other financial institutions; (2) results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require increases in the allowance for loan losses or writing down of assets or impose restrictions or penalties with respect to Banner's activities; (3) competitive pressures among depository institutions; (4) interest rate movements and their impact on customer behavior and net interest margin; (5) the impact of repricing and competitors' pricing initiatives on loan and deposit products; (6) fluctuations in real estate values; (7) the ability to adapt successfully to technological changes to meet customers' needs and developments in the market place; (8) the ability to access cost-effective funding; (9) changes in financial markets; (10) changes in economic conditions in general and in Washington, Idaho, Oregon and California in particular; (11) the costs, effects and outcomes of litigation; (12) new legislation or regulatory changes, including but not limited to the Dodd-Frank Act and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (13) changes in accounting principles, policies or guidelines; (14) future acquisitions by Banner of other depository institutions or lines of business; (15) future goodwill impairment due to changes in Banner's business, changes in market conditions, or other factors and (16) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services; and other risks detailed from time to time in our filings with the Securities and Exchange Commission including our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K.

BANR - Third Quarter 2017 Results
October 25, 2017

RESULTS OF OPERATIONS	Quarters Ended			Nine months ended
(in thousands except shares and per share data)	Sep 30, 2017	Jun 30, 2017	Sep 30, 2016	Sep 30, 2017	Sep 30, 2016

INTEREST INCOME:
Loans receivable	$95,221	$94,795	$89,805	$281,304	$265,697
Mortgage-backed securities	6,644	6,239	4,803	17,529	15,467
Securities and cash equivalents	3,413	3,402	3,241	9,976	9,306
	105,278	104,436	97,849	308,809	290,470
INTEREST EXPENSE:
Deposits	3,189	3,182	2,784	9,162	8,501
Federal Home Loan Bank advances	569	301	256	1,142	874
Other borrowings	84	83	82	241	234
Junior subordinated debentures	1,226	1,164	1,019	3,494	2,962
	5,068	4,730	4,141	14,039	12,571
Net interest income before provision for loan losses	100,210	99,706	93,708	294,770	277,899
PROVISION FOR LOAN LOSSES	2,000	2,000	2,000	6,000	4,000
Net interest income	98,210	97,706	91,708	288,770	273,899
NON-INTEREST INCOME:
Deposit fees and other service charges	13,316	13,238	12,927	38,739	36,957
Mortgage banking operations	4,498	6,754	8,141	15,854	20,409
Bank owned life insurance	1,043	1,461	1,333	3,599	3,646
Miscellaneous	1,705	1,720	1,344	7,062	3,936
	20,562	23,173	23,745	65,254	64,948
Net gain (loss) on sale of securities	270	(54)	891	230	531
Net change in valuation of financial instruments carried at fair value	(493)	(650)	(1,124)	(1,831)	(1,472)
Total non-interest income	20,339	22,469	23,512	63,653	64,007
NON-INTEREST EXPENSE:
Salary and employee benefits	48,931	49,019	44,758	144,014	136,497
Less capitalized loan origination costs	(4,331)	(4,598)	(4,953)	(13,245)	(14,110)
Occupancy and equipment	11,737	12,045	10,979	35,778	32,419
Information / computer data services	4,420	4,100	4,836	12,513	14,607
Payment and card processing services	5,839	5,792	5,878	16,651	16,164
Professional services	3,349	3,732	2,258	12,233	5,736
Advertising and marketing	2,130	1,766	2,282	5,225	6,489
Deposit insurance	1,101	1,071	890	3,438	3,539
State/municipal business and use taxes	780	279	956	1,857	2,564
Real estate operations	240	(363)	(21)	(1,089)	513
Amortization of core deposit intangibles	1,542	1,624	1,724	4,790	5,339
Miscellaneous	6,851	7,463	7,785	20,432	22,311
	82,589	81,930	77,372	242,597	232,068
Acquisition related expenses	—	—	1,720	—	10,945
Total non-interest expense	82,589	81,930	79,092	242,597	243,013
Income before provision for income taxes	35,960	38,245	36,128	109,826	94,893
PROVISION FOR INCOME TAXES	10,883	12,791	12,277	35,502	32,312
NET INCOME	$25,077	$25,454	$23,851	$74,324	$62,581
Earnings per share available to common shareholders:
Basic	$0.76	$0.77	$0.70	$2.25	$1.84
Diluted	$0.76	$0.77	$0.70	$2.25	$1.83
Cumulative dividends declared per common share	$0.25	$1.25	$0.23	$1.75	$0.65
Weighted average common shares outstanding:
Basic	32,982,532	32,982,126	34,045,225	32,966,214	34,050,459
Diluted	33,079,099	33,051,527	34,124,611	33,061,172	34,104,875
(Decrease) increase in common shares outstanding	(23,247)	125,167	(483,249)	61,397	(374,944)

BANR - Third Quarter 2017 Results
October 25, 2017

FINANCIAL CONDITION					Percentage Change
(in thousands except shares and per share data)	Sep 30, 2017	Jun 30, 2017	Dec 31, 2016	Sep 30, 2016	Prior Qtr	Prior Yr Qtr

ASSETS
Cash and due from banks	$192,278	$196,178	$177,083	$161,710	(2.0)%	18.9%
Interest-bearing deposits	49,488	77,370	70,636	84,207	(36.0)%	(41.2)%
Total cash and cash equivalents	241,766	273,548	247,719	245,917	(11.6)%	(1.7)%
Securities - trading	23,466	24,950	24,568	30,889	(5.9)%	(24.0)%
Securities - available for sale	1,339,057	1,290,159	800,917	1,006,414	3.8%	33.1%
Securities - held to maturity	264,752	268,050	267,873	271,975	(1.2)%	(2.7)%
Federal Home Loan Bank stock	20,854	12,334	12,506	12,826	69.1%	62.6%
Loans held for sale	71,905	66,164	246,353	123,144	8.7%	(41.6)%
Loans receivable	7,774,449	7,551,563	7,451,148	7,398,637	3.0%	5.1%
Allowance for loan losses	(89,100)	(88,586)	(85,997)	(84,220)	0.6%	5.8%
Net loans	7,685,349	7,462,977	7,365,151	7,314,417	3.0%	5.1%
Accrued interest receivable	33,837	30,722	30,178	30,345	10.1%	11.5%
Real estate owned held for sale, net	1,496	2,427	11,081	4,717	(38.4)%	(68.3)%
Property and equipment, net	159,893	161,095	166,481	167,621	(0.7)%	(4.6)%
Goodwill	244,583	244,583	244,583	244,583	—%	—%
Other intangibles, net	25,219	26,813	30,162	31,934	(5.9)%	(21.0)%
Bank-owned life insurance	161,648	160,609	158,936	158,831	0.6%	1.8%
Other assets	169,261	175,389	187,160	197,415	(3.5)%	(14.3)%
Total assets	$10,443,086	$10,199,820	$9,793,668	$9,841,028	2.4%	6.1%
LIABILITIES
Deposits:
Non-interest-bearing	$3,379,841	$3,254,581	$3,140,451	$3,190,293	3.8%	5.9%
Interest-bearing transaction and savings accounts	4,058,435	4,022,909	3,935,630	3,798,668	0.9%	6.8%
Interest-bearing certificates	1,100,574	1,206,241	1,045,333	1,123,011	(8.8)%	(2.0)%
Total deposits	8,538,850	8,483,731	8,121,414	8,111,972	0.6%	5.3%
Advances from Federal Home Loan Bank at fair value	263,349	50,212	54,216	62,342	424.5%	322.4%
Customer repurchase agreements and other borrowings	103,713	116,455	105,685	108,911	(10.9)%	(4.8)%
Junior subordinated debentures at fair value	97,280	96,852	95,200	94,364	0.4%	3.1%
Accrued expenses and other liabilities	72,604	102,511	71,369	92,783	(29.2)%	(21.7)%
Deferred compensation	40,279	40,208	40,074	39,385	0.2%	2.3%
Total liabilities	9,116,075	8,889,969	8,487,958	8,509,757	2.5%	7.1%
SHAREHOLDERS' EQUITY
Common stock	1,215,482	1,215,316	1,213,837	1,243,205	—%	(2.2)%
Retained earnings	111,405	94,541	95,328	80,053	17.8%	39.2%
Other components of shareholders' equity	124	(6)	(3,455)	8,013	nm	(98.5)%
Total shareholders' equity	1,327,011	1,309,851	1,305,710	1,331,271	1.3%	(0.3)%
Total liabilities and shareholders' equity	$10,443,086	$10,199,820	$9,793,668	$9,841,028	2.4%	6.1%
Common Shares Issued:
Shares outstanding at end of period	33,254,784	33,278,031	33,193,387	33,867,311
Common shareholders' equity per share (1)	$39.90	$39.36	$39.34	$39.31
Common shareholders' tangible equity per share (1) (2)	$31.79	$31.21	$31.06	$31.14
Common shareholders' tangible equity to tangible assets (2)	10.39%	10.46%	10.83%	11.03%
Consolidated Tier 1 leverage capital ratio	11.49%	11.51%	11.83%	11.40%

(1)	Calculation is based on number of common shares outstanding at the end of the period rather than weighted average shares outstanding.
(2)
Common shareholders' tangible equity excludes goodwill and other intangible assets.  Tangible assets exclude goodwill and other intangible assets.  These ratios represent non-GAAP financial measures. See also Non-GAAP Financial Measures reconciliation tables on the last two pages of the press release tables.

BANR - Third Quarter 2017 Results
October 25, 2017

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
					Percentage Change
LOANS	Sep 30, 2017	Jun 30, 2017	Dec 31, 2016	Sep 30, 2016	Prior Qtr	Prior Yr Qtr

Commercial real estate:
Owner occupied	$1,369,130	$1,358,094	$1,352,999	$1,340,577	0.8%	2.1%
Investment properties	1,993,144	1,975,075	1,986,336	1,918,639	0.9%	3.9%
Multifamily real estate	311,706	288,442	248,150	266,883	8.1%	16.8%
Commercial construction	157,041	144,092	124,068	135,487	9.0%	15.9%
Multifamily construction	136,532	111,562	124,126	105,669	22.4%	29.2%
One- to four-family construction	399,361	380,782	375,704	363,586	4.9%	9.8%
Land and land development:
Residential	158,384	147,149	170,004	162,029	7.6%	(2.2)%
Commercial	27,095	27,917	29,184	30,556	(2.9)%	(11.3)%
Commercial business	1,311,409	1,286,204	1,207,879	1,187,848	2.0%	10.4%
Agricultural business including secured by farmland	339,932	344,412	369,156	383,275	(1.3)%	(11.3)%
One- to four-family real estate	869,556	800,008	813,077	846,899	8.7%	2.7%
Consumer:
Consumer secured by one- to four-family real estate	535,300	527,623	493,211	497,643	1.5%	7.6%
Consumer-other	165,859	160,203	157,254	159,546	3.5%	4.0%
Total loans receivable	$7,774,449	$7,551,563	$7,451,148	$7,398,637	3.0%	5.1%
Restructured loans performing under their restructured terms	$12,744	$13,531	$18,907	$17,649
Loans 30 - 89 days past due and on accrual (1)	$9,619	$15,564	$11,571	$12,668
Total delinquent loans (including loans on non-accrual), net (2)	$34,792	$32,961	$30,553	$39,543
Total delinquent loans / Total loans outstanding	0.45%	0.44%	0.41%	0.53%

(1) Includes $1.0 million of purchased credit-impaired loans at September 30, 2017 compared to $835,000 at June 30, 2017, $470,000 at December 31, 2016 and $486,000 at September 30, 2016.
(2) Delinquent loans include $2.9 million of delinquent purchased credit-impaired loans September 30, 2017 compared to $2.5 million at June 30, 2017, $1.7 million at December 31, 2016 and $3.6 million at September 30, 2016.

LOANS BY GEOGRAPHIC LOCATION	Sep 30, 2017		Jun 30, 2017		Dec 31, 2016		Sep 30, 2016
	Amount	Percentage	Amount	Percentage	Amount	Percentage	Amount	Percentage

Washington	$3,515,881	45.2%	$3,425,627	45.3%	$3,433,617	46.1%	$3,415,413	46.2%
Oregon	1,561,723	20.1%	1,532,460	20.3%	1,505,369	20.2%	1,466,845	19.8%
California	1,381,572	17.8%	1,304,194	17.3%	1,239,989	16.6%	1,204,273	16.3%
Idaho	495,041	6.4%	487,378	6.5%	495,992	6.7%	517,607	7.0%
Utah	304,740	3.9%	294,467	3.9%	283,890	3.8%	292,088	3.9%
Other	515,492	6.6%	507,437	6.7%	492,291	6.6%	502,411	6.8%
Total loans	$7,774,449	100.0%	$7,551,563	100.0%	$7,451,148	100.0%	$7,398,637	100.0%

BANR - Third Quarter 2017 Results
October 25, 2017

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended			Nine months ended
CHANGE IN THE	Sep 30, 2017	Jun 30, 2017	Sep 30, 2016	Sep 30, 2017	Sep 30, 2016
ALLOWANCE FOR LOAN LOSSES
Balance, beginning of period	$88,586	$86,527	$81,318	$85,997	$78,008
Provision for loan losses	2,000	2,000	2,000	6,000	4,000
Recoveries of loans previously charged off:
Commercial real estate	19	264	34	353	98
Multifamily real estate	—	11	—	11	—
Construction and land	73	1,024	673	1,180	1,268
One- to four-family real estate	8	109	482	262	1,052
Commercial business	577	171	433	921	1,775
Agricultural business, including secured by farmland	1	19	(138)	133	39
Consumer	98	101	73	293	529
	776	1,699	1,557	3,153	4,761
Loans charged off:
Commercial real estate	(584)	(47)	—	(631)	(180)
One- to four-family real estate	—	—	(92)	—	(126)
Commercial business	(491)	(1,169)	(333)	(3,286)	(643)
Agricultural business, including secured by farmland	(1,001)	(104)	—	(1,264)	(567)
Consumer	(186)	(320)	(230)	(869)	(1,033)
	(2,262)	(1,640)	(655)	(6,050)	(2,549)
Net (charge-offs) recoveries	(1,486)	59	902	(2,897)	2,212
Balance, end of period	$89,100	$88,586	$84,220	$89,100	$84,220
Net recoveries (charge-offs) / Average loans outstanding	(0.019)%	0.001%	0.012%	(0.038)%	0.030%

ALLOCATION OF
ALLOWANCE FOR LOAN LOSSES	Sep 30, 2017	Jun 30, 2017	Dec 31, 2016	Sep 30, 2016
Specific or allocated loss allowance:
Commercial real estate	$23,431	$24,232	$20,993	$19,846
Multifamily real estate	1,625	1,562	1,360	1,436
Construction and land	29,422	27,312	34,252	33,803
One- to four-family real estate	2,040	2,010	2,238	2,190
Commercial business	18,657	19,126	16,533	16,507
Agricultural business, including secured by farmland	3,949	3,808	2,967	2,833
Consumer	4,016	3,987	4,104	3,934
Total allocated	83,140	82,037	82,447	80,549
Unallocated	5,960	6,549	3,550	3,671
Total allowance for loan losses	$89,100	$88,586	$85,997	$84,220
Allowance for loan losses / Total loans outstanding	1.15%	1.17%	1.15%	1.14%
Allowance for loan losses / Non-performing loans	296%	405%	381%	309%

BANR - Third Quarter 2017 Results
October 25, 2017

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Sep 30, 2017	Jun 30, 2017	Dec 31, 2016	Sep 30, 2016
NON-PERFORMING ASSETS
Loans on non-accrual status:
Secured by real estate:
Commercial	$11,632	$6,267	$8,237	$12,776
Multifamily	—	—	—	30
Construction and land	1,726	1,726	1,748	1,747
One- to four-family	2,878	2,955	2,263	3,414
Commercial business	7,144	7,037	3,074	2,765
Agricultural business, including secured by farmland	4,285	1,456	3,229	3,755
Consumer	1,462	1,494	1,875	1,385
	29,127	20,935	20,426	25,872
Loans more than 90 days delinquent, still on accrual:
Secured by real estate:
Commercial	53	—	701	—
Multifamily	—	—	147	147
One- to four-family	722	754	1,233	852
Commercial business	51	77	—	—
Consumer	101	108	72	425
	927	939	2,153	1,424
Total non-performing loans	30,054	21,874	22,579	27,296
Real estate owned (REO)	1,496	2,427	11,081	4,717
Other repossessed assets	145	181	166	164
Total non-performing assets	$31,695	$24,482	$33,826	$32,177
Total non-performing assets to total assets	0.30%	0.24%	0.35%	0.33%
Purchased credit-impaired loans, net	$23,221	$26,267	$32,322	$38,674

	Quarters Ended			Nine months ended
REAL ESTATE OWNED	Sep 30, 2017	Jun 30, 2017	Sep 30, 2016	Sep 30, 2017	Sep 30, 2016
Balance, beginning of period	$2,427	$3,040	$6,147	$11,081	$11,627
Additions from loan foreclosures	—	46	156	46	534
Additions from acquisitions	—	—	—	—	400
Additions from capitalized costs	—	54	—	54	—
Proceeds from dispositions of REO	(961)	(1,228)	(1,699)	(11,382)	(8,021)
Gain on sale of REO	30	721	281	1,953	981
Valuation adjustments in the period	—	(206)	(168)	(256)	(804)
Balance, end of period	$1,496	$2,427	$4,717	$1,496	$4,717

BANR - Third Quarter 2017 Results
October 25, 2017

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

DEPOSIT COMPOSITION					Percentage Change
	Sep 30, 2017	Jun 30, 2017	Dec 31, 2016	Sep 30, 2016	Prior Qtr	Prior Yr

Non-interest-bearing	$3,379,841	$3,254,581	$3,140,451	$3,190,293	3.8%	5.9%
Interest-bearing checking	955,486	953,227	914,484	853,594	0.2%	11.9%
Regular savings accounts	1,577,292	1,530,517	1,523,391	1,387,123	3.1%	13.7%
Money market accounts	1,525,657	1,539,165	1,497,755	1,557,951	(0.9)%	(2.1)%
Total interest-bearing transaction and savings accounts	4,058,435	4,022,909	3,935,630	3,798,668	0.9%	6.8%
Interest-bearing certificates	1,100,574	1,206,241	1,045,333	1,123,011	(8.8)%	(2.0)%
Total deposits	$8,538,850	$8,483,731	$8,121,414	$8,111,972	0.6%	5.3%

GEOGRAPHIC CONCENTRATION OF DEPOSITS	Sep 30, 2017		Jun 30, 2017		Dec 31, 2016		Sep 30, 2016
	Amount	Percentage	Amount	Percentage	Amount	Percentage	Amount	Percentage
Washington	$4,654,406	54.6%	$4,615,284	54.5%	$4,347,644	53.6%	$4,283,522	52.8%
Oregon	1,811,459	21.2%	1,806,639	21.3%	1,708,973	21.0%	1,737,754	21.4%
California	1,442,727	16.9%	1,445,621	17.0%	1,469,748	18.1%	1,491,903	18.4%
Idaho	465,104	5.4%	416,933	4.9%	447,019	5.5%	435,090	5.4%
Utah	165,154	1.9%	199,254	2.3%	148,030	1.8%	163,703	2.0%
Total deposits	$8,538,850	100.0%	$8,483,731	100.0%	$8,121,414	100.0%	$8,111,972	100.0%

INCLUDED IN TOTAL DEPOSITS	Sep 30, 2017	Jun 30, 2017	Dec 31, 2016	Sep 30, 2016
Public non-interest-bearing accounts	$86,262	$85,760	$92,789	$86,207
Public interest-bearing transaction & savings accounts	108,257	124,075	128,976	115,458
Public interest-bearing certificates	26,543	30,496	25,650	26,734
Total public deposits	$221,062	$240,331	$247,415	$228,399
Total brokered deposits	$171,718	$250,001	$34,074	$60,290

BANR - Third Quarter 2017 Results
October 25, 2017

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Actual		Minimum to be categorized as "Adequately Capitalized"		Minimum to be categorized as "Well Capitalized"
REGULATORY CAPITAL RATIOS AS OF SEPTEMBER 30, 2017	Amount	Ratio	Amount	Ratio	Amount	Ratio

Banner Corporation-consolidated:
Total capital to risk-weighted assets	$1,239,520	13.52%	$733,633	8.00%	$917,041	10.00%
Tier 1 capital to risk-weighted assets	1,147,971	12.52%	550,224	6.00%	550,224	6.00%
Tier 1 leverage capital to average assets	1,147,971	11.49%	399,595	4.00%	n/a	n/a
Common equity tier 1 capital to risk-weighted assets	1,023,702	11.16%	412,668	4.50%	n/a	n/a
Banner Bank:
Total capital to risk-weighted assets	1,089,048	12.14%	717,580	8.00%	896,974	10.00%
Tier 1 capital to risk-weighted assets	999,815	11.15%	538,185	6.00%	717,580	8.00%
Tier 1 leverage capital to average assets	999,815	10.30%	388,308	4.00%	485,385	5.00%
Common equity tier 1 capital to risk-weighted assets	999,815	11.15%	403,639	4.50%	583,033	6.50%
Islanders Bank:
Total capital to risk-weighted assets	31,690	16.35%	15,507	8.00%	19,384	10.00%
Tier 1 capital to risk-weighted assets	29,375	15.15%	11,630	6.00%	15,507	8.00%
Tier 1 leverage capital to average assets	29,375	10.66%	11,018	4.00%	13,773	5.00%
Common equity tier 1 capital to risk-weighted assets	29,375	15.15%	8,723	4.50%	12,600	6.50%

BANR - Third Quarter 2017 Results
October 25, 2017

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)

ANALYSIS OF NET INTEREST SPREAD	Quarters Ended
	September 30, 2017			June 30, 2017			September 30, 2016
	Average Balance	Interest and Dividends	Yield / Cost(3)	Average Balance	Interest and Dividends	Yield / Cost(3)	Average Balance	Interest and Dividends	Yield / Cost(3)
Interest-earning assets:
Mortgage loans	$6,086,554	$75,020	4.89%	$5,987,295	$74,459	4.99%	$5,843,381	$70,223	4.78%
Commercial/agricultural loans	1,520,946	17,992	4.69%	1,503,548	18,179	4.85%	1,495,611	17,373	4.62%
Consumer and other loans	140,758	2,209	6.23%	138,724	2,157	6.24%	142,977	2,209	6.15%
Total loans(1)	7,748,258	95,221	4.88%	7,629,567	94,795	4.98%	7,481,969	89,805	4.78%
Mortgage-backed securities	1,129,256	6,644	2.33%	1,067,255	6,239	2.34%	920,560	4,803	2.08%
Other securities	473,808	3,192	2.67%	471,894	3,192	2.71%	472,159	3,050	2.57%
Interest-bearing deposits with banks	51,607	159	1.22%	54,051	139	1.03%	86,868	98	0.45%
FHLB stock	16,961	62	1.45%	14,472	71	1.97%	16,413	93	2.25%
Total investment securities	1,671,632	10,057	2.39%	1,607,672	9,641	2.41%	1,496,000	8,044	2.14%
Total interest-earning assets	9,419,890	105,278	4.43%	9,237,239	104,436	4.53%	8,977,969	97,849	4.34%
Non-interest-earning assets	888,388			896,136			913,991
Total assets	$10,308,278			$10,133,375			$9,891,960
Deposits:
Interest-bearing checking accounts	$946,585	218	0.09%	$927,375	210	0.09%	$837,930	188	0.09%
Savings accounts	1,557,475	538	0.14%	1,553,019	527	0.14%	1,371,911	449	0.13%
Money market accounts	1,534,867	653	0.17%	1,534,551	689	0.18%	1,564,906	749	0.19%
Certificates of deposit	1,151,725	1,780	0.61%	1,200,435	1,756	0.59%	1,173,630	1,398	0.47%
Total interest-bearing deposits	5,190,652	3,189	0.24%	5,215,380	3,182	0.24%	4,948,377	2,784	0.22%
Non-interest-bearing deposits	3,300,185	—	—%	3,158,727	—	—%	3,120,279	—	—%
Total deposits	8,490,837	3,189	0.15%	8,374,107	3,182	0.15%	8,068,656	2,784	0.14%
Other interest-bearing liabilities:
FHLB advances	165,586	569	1.36%	103,848	301	1.16%	152,198	256	0.67%
Other borrowings	116,297	84	0.29%	116,513	83	0.29%	111,016	82	0.29%
Junior subordinated debentures	140,212	1,226	3.47%	140,212	1,164	3.33%	140,212	1,019	2.89%
Total borrowings	422,095	1,879	1.77%	360,573	1,548	1.72%	403,426	1,357	1.34%
Total funding liabilities	8,912,932	5,068	0.23%	8,734,680	4,730	0.22%	8,472,082	4,141	0.19%
Other non-interest-bearing liabilities(2)	67,918			56,175			68,566
Total liabilities	8,980,850			8,790,855			8,540,648
Shareholders' equity	1,327,428			1,342,520			1,351,312
Total liabilities and shareholders' equity	$10,308,278			$10,133,375			$9,891,960
Net interest income/rate spread		$100,210	4.20%		$99,706	4.31%		$93,708	4.15%
Net interest margin			4.22%			4.33%			4.15%
Additional Key Financial Ratios:
Return on average assets			0.97%			1.01%			0.96%
Return on average equity			7.49%			7.60%			7.02%
Average equity/average assets			12.88%			13.25%			13.66%
Average interest-earning assets/average interest-bearing liabilities			167.83%			165.66%			167.76%
Average interest-earning assets/average funding liabilities			105.69%			105.75%			105.97%
Non-interest income/average assets			0.78%			0.89%			0.95%
Non-interest expense/average assets			3.18%			3.24%			3.18%
Efficiency ratio(4)			68.51%			67.06%			67.47%
Adjusted efficiency ratio(5)			66.26%			65.42%			63.61%

(1)	Average balances include loans accounted for on a nonaccrual basis and loans 90 days or more past due. Amortization of net deferred loan fees/costs is included with interest on loans.
(2)	Average other non-interest-bearing liabilities include fair value adjustments related to FHLB advances and junior subordinated debentures.
(3)	Yields and costs have not been adjusted for the effect of tax-exempt interest.
(4)	Non-interest expense divided by the total of net interest income (before provision for loan losses) and non-interest income.
(5)
Adjusted non-interest expense divided by adjusted revenue. Adjusted revenue excludes net gain (loss) on sale of securities and fair value adjustments. Adjusted non-interest expense excludes acquisition related costs, amortization of core deposit intangibles (CDI), real estate operations expense, and state/municipal business and use taxes. These represent non-GAAP financial measures. See also Non-GAAP Financial Measures reconciliation tables on the last two pages of the press release tables.

BANR - Third Quarter 2017 Results
October 25, 2017

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)

ANALYSIS OF NET INTEREST SPREAD	Nine months ended
	September 30, 2017			September 30, 2016
	Average Balance	Interest and Dividends	Yield/Cost(3)	Average Balance	Interest and Dividends	Yield/Cost(3)
Interest-earning assets:
Mortgage loans	$6,059,476	$222,028	4.90%	$5,755,988	$207,881	4.82%
Commercial/agricultural loans	1,496,549	52,717	4.71%	1,490,757	51,213	4.59%
Consumer and other loans	139,181	6,559	6.30%	141,570	6,603	6.23%
Total loans(1)	7,695,206	281,304	4.89%	7,388,315	265,697	4.80%
Mortgage-backed securities	1,013,913	17,529	2.31%	976,267	15,467	2.12%
Other securities	466,572	9,420	2.70%	450,142	8,752	2.60%
Interest-bearing deposits with banks	46,022	392	1.14%	95,406	300	0.42%
FHLB stock	15,666	164	1.40%	17,614	254	1.93%
Total investment securities	1,542,173	27,505	2.38%	1,539,429	24,773	2.15%
Total interest-earning assets	9,237,379	308,809	4.47%	8,927,744	290,470	4.35%
Non-interest-earning assets	902,435			903,957
Total assets	$10,139,814			$9,831,701
Deposits:
Interest-bearing checking accounts	$923,757	627	0.09%	$853,818	570	0.09%
Savings accounts	1,556,075	1,588	0.14%	1,336,259	1,303	0.13%
Money market accounts	1,530,675	1,994	0.17%	1,587,500	2,421	0.20%
Certificates of deposit	1,147,387	4,953	0.58%	1,248,781	4,207	0.45%
Total interest-bearing deposits	5,157,894	9,162	0.24%	5,026,358	8,501	0.23%
Non-interest-bearing deposits	3,203,033	—	—%	2,980,027	—	—%
Total deposits	8,360,927	9,162	0.15%	8,006,385	8,501	0.14%
Other interest-bearing liabilities:
FHLB advances	133,365	1,142	1.14%	178,468	874	0.65%
Other borrowings	113,664	241	0.28%	108,632	234	0.29%
Junior subordinated debentures	140,212	3,494	3.33%	140,212	2,962	2.82%
Total borrowings	387,241	4,877	1.68%	427,312	4,070	1.27%
Total funding liabilities	8,748,168	14,039	0.21%	8,433,697	12,571	0.20%
Other non-interest-bearing liabilities(2)	60,895			64,825
Total liabilities	8,809,063			8,498,522
Shareholders' equity	1,330,751			1,333,179
Total liabilities and shareholders' equity	$10,139,814			$9,831,701
Net interest income/rate spread		$294,770	4.26%		$277,899	4.15%
Net interest margin			4.27%			4.16%
Additional Key Financial Ratios:
Return on average assets			0.98%			0.85%
Return on average equity			7.47%			6.27%
Average equity/average assets			13.12%			13.56%
Average interest-earning assets/average interest-bearing liabilities			166.59%			163.70%
Average interest-earning assets/average funding liabilities			105.59%			105.86%
Non-interest income/average assets			0.84%			0.87%
Non-interest expense/average assets			3.20%			3.30%
Efficiency ratio(4)			67.68%			71.08%
Adjusted efficiency ratio(5)			65.84%			65.23%

(1)	Average balances include loans accounted for on a nonaccrual basis and loans 90 days or more past due. Amortization of net deferred loan fees/costs is included with interest on loans.
(2)	Average other non-interest-bearing liabilities include fair value adjustments related to FHLB advances and junior subordinated debentures.
(3)	Yields and costs have not been adjusted for the effect of tax-exempt interest.
(4)	Non-interest expense divided by the total of net interest income (before provision for loan losses) and non-interest income.
(5)
Adjusted non-interest expense divided by adjusted revenue. Adjusted revenue excludes net gain (loss) on sale of securities and fair value adjustments. Adjusted non-interest expense excludes acquisition related costs, amortization of CDI, real estate operations expense, and state/municipal business and use taxes. These represent non-GAAP financial measures. See also Non-GAAP Financial Measures reconciliation tables on the last two pages of the press release tables.

BANR - Third Quarter 2017 Results
October 25, 2017

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

* Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner's core operations reflected in the current quarter's results and facilitate the comparison of our performance with the performance of our peers. Where applicable, comparable earnings information using GAAP financial measures is also presented.

REVENUE FROM CORE OPERATIONS	Quarters Ended			Nine months ended
	Sep 30, 2017	Jun 30, 2017	Sep 30, 2016	Sep 30, 2017	Sep 30, 2016
Net interest income before provision for loan losses	$100,210	$99,706	$93,708	$294,770	$277,899
Total non-interest income	20,339	22,469	23,512	63,653	64,007
Total GAAP revenue	120,549	122,175	117,220	358,423	341,906
Exclude net (gain) loss on sale of securities	(270)	54	(891)	(230)	(531)
Exclude change in valuation of financial instruments carried at fair value	493	650	1,124	1,831	1,472
Revenue from core operations (non-GAAP)	$120,772	$122,879	$117,453	$360,024	$342,847

NON-INTEREST INCOME FROM CORE OPERATIONS	Quarters Ended			Nine months ended
	Sep 30, 2017	Jun 30, 2017	Sep 30, 2016	Sep 30, 2017	Sep 30, 2016
Total non-interest income (GAAP)	$20,339	$22,469	$23,512	$63,653	$64,007
Exclude net (gain) loss on sale of securities	(270)	54	(891)	(230)	(531)
Exclude change in valuation of financial instruments carried at fair value	493	650	1,124	1,831	1,472
Non-interest income from core operations (non-GAAP)	$20,562	$23,173	$23,745	$65,254	$64,948

EARNINGS FROM CORE OPERATIONS	Quarters Ended			Nine months ended
	Sep 30, 2017	Jun 30, 2017	Sep 30, 2016	Sep 30, 2017	Sep 30, 2016
Net income (GAAP)	$25,077	$25,454	$23,851	$74,324	$62,581
Exclude net (gain) loss on sale of securities	(270)	54	(891)	(230)	(531)
Exclude change in valuation of financial instruments carried at fair value	493	650	1,124	1,831	1,472
Exclude acquisition-related costs	—	—	1,720	—	10,945
Exclude related tax benefit	(80)	(253)	(703)	(576)	(4,261)
Total earnings from core operations (non-GAAP)	$25,220	$25,905	$25,101	$75,349	$70,206

Diluted earnings per share (GAAP)	$0.76	$0.77	$0.70	$2.25	$1.83
Diluted core earnings per share (non-GAAP)	$0.76	$0.78	$0.74	$2.28	$2.06

BANR - Third Quarter 2017 Results
October 25, 2017

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
ADJUSTED EFFICIENCY RATIO	Quarters Ended			Nine months ended
	Sep 30, 2017	Jun 30, 2017	Sep 30, 2016	Sep 30, 2017	Sep 30, 2016
Non-interest expense (GAAP)	$82,589	$81,930	$79,092	$242,597	$243,013
Exclude acquisition-related costs	—	—	(1,720)	—	(10,945)
Exclude CDI amortization	(1,542)	(1,624)	(1,724)	(4,790)	(5,339)
Exclude state/municipal tax expense	(780)	(279)	(956)	(1,857)	(2,564)
Exclude REO (loss) gain	(240)	363	21	1,089	(513)
Adjusted non-interest expense (non-GAAP)	$80,027	$80,390	$74,713	$237,039	$223,652

Net interest income before provision for loan losses (GAAP)	$100,210	$99,706	$93,708	$294,770	$277,899
Non-interest income (GAAP)	20,339	22,469	23,512	63,653	64,007
Total revenue	120,549	122,175	117,220	358,423	341,906
Exclude net (gain) loss on sale of securities	(270)	54	(891)	(230)	(531)
Exclude net change in valuation of financial instruments carried at fair value	493	650	1,124	1,831	1,472
Adjusted revenue (non-GAAP)	$120,772	$122,879	$117,453	$360,024	$342,847

Efficiency ratio (GAAP)	68.51%	67.06%	67.47%	67.68%	71.08%
Adjusted efficiency ratio (non-GAAP)	66.26%	65.42%	63.61%	65.84%	65.23%

TANGIBLE COMMON SHAREHOLDERS' EQUITY TO TANGIBLE ASSETS	Sep 30, 2017	Jun 30, 2017	Dec 31, 2016	Sep 30, 2016
Shareholders' equity (GAAP)	$1,327,011	$1,309,851	$1,305,710	$1,331,271
Exclude goodwill and other intangible assets, net	269,802	271,396	274,745	276,517
Tangible common shareholders' equity (non-GAAP)	$1,057,209	$1,038,455	$1,030,965	$1,054,754

Total assets (GAAP)	$10,443,086	$10,199,820	$9,793,668	$9,841,028
Exclude goodwill and other intangible assets, net	269,802	271,396	274,745	276,517
Total tangible assets (non-GAAP)	$10,173,284	$9,928,424	$9,518,923	$9,564,511
Common shareholders' equity to total assets (GAAP)	12.71%	12.84%	13.33%	13.53%
Tangible common shareholders' equity to tangible assets (non-GAAP)	10.39%	10.46%	10.83%	11.03%

TANGIBLE COMMON SHAREHOLDERS' EQUITY PER SHARE
Tangible common shareholders' equity	$1,057,209	$1,038,455	$1,030,965	$1,054,754
Common shares outstanding at end of period	33,254,784	33,278,031	33,193,387	33,867,311
Common shareholders' equity (book value) per share (GAAP)	$39.90	$39.36	$39.34	$39.31
Tangible common shareholders' equity (tangible book value) per share (non-GAAP)	$31.79	$31.21	$31.06	$31.14